EXHIBIT 99.7

EXECUTION COPY



                            MASTER BUILD TO SUIT



                                 AGREEMENT




                                  Between




                             Cellco Partnership



                                    and



                        CROWN ATLANTIC COMPANY, LLC



                               March 31, 1999


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                       MASTER BUILD TO SUIT AGREEMENT


     THIS MASTER BUILD TO SUIT AGREEMENT ("Agreement") is entered into as of the 31st day of March, 1999, by and between Crown Atlantic Company, LLC, a Delaware Limited Liability company, ( together with its affiliates, "Landlord"), and Cellco Partnership, a Delaware general partnership doing business as Bell Atlantic Mobile ("Tenant").

                                  RECITALS

     Tenant is in the business of owning, managing and operating wireless telecommunications facilities and providing telecommunications and related services. Landlord and Tenant have entered into that certain Global Lease Agreement dated as of even date herewith, pursuant to which Tenant and/or its principal, or affiliates (which for these purposes shall include, without limitation, any entity with respect to which Tenant or Tenant's parent or subsidiary is a general partner, manager or occupies a similar position of control, regardless of ownership interest), subsidiary or subsidiary of its principal (any of the foregoing, "Tenant's Affiliate"), will from time to time lease from Landlord capacity on Landlord's communications towers and related real property (as amended from time to time, the "Global Lease"). Landlord is in the business of acquiring, constructing, owning and operating communications towers and related real property, for the purpose of leasing such capacity to third parties. Tenant has informed the Landlord that it expects to require additional tower capacity and that it believes that such needs cannot currently be met through the use of any existing towers. Landlord intends to acquire, lease or otherwise control real property on which Landlord will be constructing certain improvements, including an antenna support structure for the attachment of communications equipment in locations which would be suitable for use by Tenant.

     Landlord and Tenant are desirous of establishing terms and conditions which will apply to the development of certain portions of such real property and improvements to be constructed by Landlord for the operation of Tenant's (or Tenant's Affiliates') communications facilities and for the lease of additional space by Landlord to third parties. Each location for which Tenant, pursuant to this Agreement, enters into a Supplement (as defined in the Global Lease) for a portion of the property and improvements will be referred to individually as a "Site" and collectively as "Sites".

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                        1. BUILD -TO- SUIT AGREEMENT


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     This Agreement contains the basic terms and conditions upon which each
Site is developed by Landlord for lease by Tenant of a portion thereof.
When the parties agree on the particular terms for a Site, the parties will execute a completed Global Lease Supplement in the form attached hereto as Exhibit "A" ("SLA"). Each executed SLA is deemed to be a part of this Agreement until such time as Tenant or Tenant's Affiliate commences, or is required to commence payment under the SLA, at which point the SLA shall no longer be deemed to be part of this Agreement but shall be deemed to be a part of the Global Lease as provided for therein. The terms and conditions of the SLA will govern and control if there is a conflict or inconsistency between the terms and conditions of an SLA and this Agreement.

                               2. SITE LEASE

     Each Site to be leased from Landlord will include, as described in the SLA for that Site, space on an antenna support structure ("Tower") to be constructed by Landlord on that particular real property, described in the SLA for that Site, together with either a specific area inside an enclosed structure owned or to be built by Landlord on the Site to house a portion of the communications equipment identified in this Agreement ("Communications Facility") or a specific portion of the Site to enable Tenant to construct or locate a structure for Tenant's exclusive use, together with the non-exclusive access easement and non-exclusive utility easement described in this Agreement. The Tower space, the area in the enclosed structure (or the portion of the Site to be used for Tenant's construction of an enclosed structure), the access easement and the utility easement for each Site are referred to collectively in this Agreement as the "Premises". Subject to the terms and conditions contained in this Agreement, the Global Lease and the SLA relating to the Site, upon the execution of an SLA by both Landlord and Tenant, Landlord will lease to Tenant and Tenant will lease from Landlord the Premises described in the SLA.

                 3. SITE APPROVAL AND CONSTRUCTION PROCESS

     3.1 Lessee's Proposals. Tenant shall make Landlord aware of an opportunity to construct a Site or group of Sites pursuant to this Agreement by providing Landlord with a written proposal ("Proposal") which identifies the applicable search areas for the potential Sites and provides the following information: (i) the maximum time for Landlord to submit to Tenant candidates for the potential Sites (which unless a longer period of time is specified by Tenant, shall be fourteen (14) days); (ii) the maximum time for Landlord to submit to Tenant the "SLA Package" (which, unless a longer period of time is specified by Tenant, shall be ninety (90) days following receipt of "RF Approval", as defined below) as defined below; and
(iii) the height required for Tenant's Communications Facilities (as defined below) for the potential Site or Sites. Subject to Landlord's obligations hereunder with respect to the "Landlord Commitment" as defined below, Landlord's failure to deliver to Tenant its written acceptance of the Proposal within thirty (30) days of Landlord's receipt thereof shall be deemed a rejection of Tenant's


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Proposal by Landlord and there shall be no further obligation or liability between the parties in connection with the Sites encompassed by that Proposal.

     3.2 RF Approval. Within twenty-one (21) days of Landlord's submission to Tenant of at least three (3) candidates for a potential Site, Tenant shall provide written notice to Landlord whether or not any of the candidates satisfy Tenant's RF requirements ("RF Approval"). The candidates shall be deemed to not satisfy Tenant's RF requirements if Tenant fails to provide timely notice to Landlord and Landlord shall have no further obligation to identify additional candidates in connection with such proposal. If Tenant affirmatively rejects the candidates, Landlord shall have the obligation to identify other candidates within the search area. Landlord shall be obligated to continue to identify potential candidates within the applicable search area until: (i) Tenant determines that a candidate satisfies Tenant's RF requirements; or (ii) Landlord indicates that the search ring is condemned based upon the unavailability of feasible candidates for that potential Site. In the event Landlord condemns a search area, Landlord shall provide Tenant with reasonable support in writing for condemning a search ring, which support shall consist of such factors such as the probable inability to timely obtain a final, non-appealable building permit, unwillingness of landowners to grant an interest in real property, construction feasibility issues or probable inability to obtain FAA approval, and/or any other factors agreed upon by Tenant and Landlord. Within thirty (30) days of receipt of notice from Landlord that a search area has been condemned, Tenant shall either provide Landlord with a new search area or notify Landlord of the termination of the search area pursuant to Section 3.6. Failure of Tenant to timely provide Landlord with either a new search area or notice of termination shall be deemed a termination by Tenant pursuant to Section 3.6. In the event Landlord submits to Tenant other candidates within the search area, the time frames applicable to said alternate candidates shall begin anew and shall be the same as the time frames for the initial candidate.

     3.3 SLA Package.

          3.3.1 Upon Landlord's receipt of Tenant's RF Approval of a candidate, Landlord shall submit to Tenant, within ninety (90) days of RF approval, the following: (i) a completed SLA executed by Landlord;
     (ii) ground lease or other instrument (which may include an option agreement, provided that the term of such option is of sufficient duration to permit Landlord to exercise such option in a timely fashion, and provided further that Landlord exercises such option prior to the commencement of construction) evidencing Landlord's real estate interest in the potential Site and Landlord's right and ability to grant Tenant rights therein, together with a certification from the Landlord that such real estate interest conforms to the requirements set forth in the Global Lease (and upon Tenant's request, copies of any related documentation); (iii) title report, commitment, opinion or abstract; (iv) site survey; (v) Phase I environmental report; (vi) FAA analysis prepared by Landlord; (vii) a detailed description of the proposed tower structure, identifying any differences between the tower height proposed by Landlord and that specified by Tenant as meeting Tenant's requirements; (viii)


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     zoning synopsis (which shall include, without limitation, Landlord's assessment of its ability to obtain all necessary approvals for the facilities described in the SLA within the time periods specified herein); and (ix) the date by which Landlord expects to substantially complete the Site (the earlier of the date: (a) specified in the SLA Package; or (b) which is within ninety (90) days of the issuance of a final, non-appealable building permit for the Site, herein the "Committed Completion Date")( the items specified in clauses (i) through (ix) collectively, the "SLA Package"). Tenant shall notify Landlord within ten (10) days of Tenant's receipt of the SLA Package whether the SLA Package is acceptable to Tenant. Tenant shall indicate its acceptance of the SLA Package by executing and dating the SLA and forwarding same to Landlord. Failure of Tenant to timely provide Landlord with an executed SLA shall be deemed a termination by Tenant pursuant to Section 3.6 and Tenant shall be obligated to pay the fees set forth on Exhibit C. In the event that Landlord indicates in the SLA Package that it may require a time period beyond one hundred eighty (180) days to obtain the required building permit, Tenant shall have the right to request that Landlord engage in discussions and negotiations to reduce the indicated period. If after such discussions, the Landlord does not agree to reduce such period to a period acceptable to Tenant, Tenant shall have the right, without penalty or further obligation hereunder to reject the SLA Package. For SLA Packages submitted pursuant to Landlord's Commitment, if Tenant determines that Landlord's proposed tower height would be one of the causes of an approval period longer than one hundred and eighty (180) days, Landlord shall, at Tenant's request, revise the SLA Package to provide for a tower height which, while meeting Tenant's requirements as identified in the Proposal, will, in Tenant's judgment, be permitted in a timely fashion; provided, however, in revising the SLA Package Landlord shall have the right to pursue (i) a permit for a tower structure which meets Tenant's requirements as identified in the Proposal, but which structure (and permit) can be subsequently modified to increase the height of the tower structure in order to meet the Landlord's requirements and/or (ii) simultaneous permits for the construction of (1) a temporary structure which meets Tenant's height requirements identified in the Proposal, if such permit for a temporary structure can be obtained within one-hundred eighty
     (180)days, and (2) a permanent tower structure with greater height which meets both Tenant's and Landlord's requirements. In the event that Tenant locates its Communications Facilities on any such temporary tower structure prior to Landlord's completion of permitting and construction of a higher permanent tower structure, following completion of such higher permanent tower structure, Tenant's Communications Facilities shall be relocated to the permanent structure at Landlord's sole cost and expense.

          3.3.2. If in the course of preparing the SLA Package, Landlord determines that an "Environmental Hazard" (as defined below) exists on the prospective Site, Landlord may at its option and upon written notice to Tenant, withdraw the prospective Site, without penalty. Upon such withdrawal, the Landlord will submit new candidates for Tenant's approval pursuant to Section 3.1 hereof.


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     3.4 Building Permit; Substantial Completion of Site.

          3.4.1 Upon timely receipt of the executed SLA, Landlord shall diligently proceed to obtain the building permit (for purposes of this Agreement, "building permit" shall mean all permits, licenses, approvals, waivers, grants of authorization and any other authorizations required under any applicable laws, rules, regulations or ordinances of any governmental body, agency, authority, commission or regulatory body for the construction and operation of a tower facility) consistent with the terms of the SLA. Unless otherwise provided for in the SLA Landlord shall obtain a building permit consistent with the SLA Package within one hundred eighty (180) days of Landlord's receipt of the approved SLA Package. The time period for Landlord to obtain a building permit may be extended by reason of an event of "Force Majeure" which is also defined in Exhibit "B" attached hereto. Should Landlord fail to timely obtain said building permit, Tenant may terminate pursuant to Section 3.6. If Landlord fails to timely obtain said building permit, Landlord shall have the obligation to make further efforts to obtain said building permit unless and until the earliest of: (i)Tenant has given notice of termination pursuant to Section 3.6; (ii) the actual costs and expenses incurred by Landlord (including both direct costs payable to third parties and internal costs, including salaries, allocable by Landlord consistent with past practice) equals or exceeds one hundred thousand dollars ($100,000); or (iii)Landlord notifies Tenant in writing that Landlord has determined that obtaining the building permit will take at least twenty-four (24) months from the Landlord's receipt of the approved SLA package. Landlord shall keep tenant apprised of its efforts to obtain the required permits, and shall promptly notify Tenant when it appears reasonably likely that Landlord will not obtain the permit within the one hundred eighty (180) day period (or the period specified in the SLA). If, during the course of attempting to obtain the building permit, it becomes reasonably clear that one of the reasons for any delay or failure to timely obtain the permit is that Landlord has requested a building permit for a facility which exceeds Tenant's height requirements, subject to Landlord's rights set forth in Section 3.3, Landlord shall promptly modify its proposed structure and building permit request to conform to the minimum structure necessary to meet Tenant's requirements as set forth in the SLA, and shall provide Tenant with a written notice of such modification. Tenant shall have the right to review all building permits. Upon receipt of a copy of the final building permit, Tenant shall have ten
     (10) days to provide Landlord with its acceptance or rejection of such building permit; provided, however, that Tenant may only reject a building permit if it determines that the building permit was modified without Tenant's written consent to authorize a tower structure with less height than indicated in the SLA Package, and such lesser height will result in a tower structure not suitable for Tenant's intended use. Tenant's failure to give notice of rejection within the ten (10) day period shall be deemed to constitute Tenant's acceptance of the building permit.

          3.4.2 Landlord shall be responsible for substantial completion of the Site by the Committed Completion Date. For the purposes of this Agreement, substantial completion is defined as set forth in Exhibit "B" attached hereto. The substantial completion date (and


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     Committed Completion Date) may be extended by reason of an event of
     "Force Majeure" which is also defined in Exhibit "B" attached hereto. The substantial completion period (and Committed Completion Date) may also be extended by agreement of the parties due to circumstances such as the diversion of resources for another project. Construction of the Site by Landlord shall only include: (i) all site engineering, architectural and engineering drawings (as necessary) and geotechnical investigations; (ii) construction of an access road, if necessary, suitable for pedestrian and vehicular ingress and egress; (iii) the construction of a communications tower complete with grounding systems and tower lighting and monitoring (as necessary); and (iv) unless otherwise agreed in writing or provided in the SLA Package, the installations described in Exhibit 3.4.2, attached hereto. Notwithstanding the foregoing, the SLA Package shall, unless Landlord and Tenant agree otherwise in writing, require Landlord to provide the antenna installation services described in Subsection D of Exhibit 3.4.2; as compensation for performing such installation services, Tenant shall pay to Landlord the per-site fee set forth in subsection D2 of Exhibit 3.4.2.

     3.5 Liquidated Damages. Landlord's failure to substantially complete construction of the Site by the Committed Completion Date for the applicable SLA (as extended pursuant to Section 3.4.2) shall result in liquidated damages assessed against Landlord in the amount of two (2) days rent for every additional day needed for substantial completion of the Site. In the event Landlord fails to substantially complete construction of the Site within ninety (90) days of the Committed Completion Date for the applicable SLA (as extended pursuant to Section 3.4.2), Tenant has the unilateral right to terminate the SLA by providing Landlord fifteen (15) days written notice prior to the date of substantial completion of the Site. In such event, Landlord shall be liable for liquidated damages through the date of termination and there shall be no further liability between the parties in connection with the applicable SLA. Notwithstanding the foregoing, in no event shall Landlord be liable for liquidated damages exceeding one hundred eighty (180) days rent.

     3.6 Termination by Tenant.

          3.6.1 Without limiting any other rights of termination available to Tenant hereunder, Tenant has the unilateral right of termination at any time prior to the issuance of a building permit for a particular Site. In the event of any such termination, Tenant shall immediately pay to Landlord a termination fee according to the schedule set forth in Exhibit "C" attached hereto.

          3.6.2 In the event that Tenant is entitled to exercise a right of termination pursuant to Section 3.4.1, then, in addition to any other rights or remedies available to Tenant hereunder, Tenant shall have the right, but not the obligation, to either: (i) cause Landlord to assign or convey to it, as appropriate, all rights to any real estate (or interests in real estate) described in the SLA, together with any building permits or applications for building permits relating to the SLA and Tenant shall: (X) reimburse Landlord for any payments made to third parties directly related to the foregoing and (Y) pay Landlord the sum of seven thousand five hundred dollars ($7,500) for its site acquisition and


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     permitting activities; or (ii) Tenant shall have the right to assume responsibility for obtaining the required building permit relating to the SLA, at Landlord's cost and expense, but not to exceed fifteen thousand dollars ($15,000). In the event that Tenant assumes responsibility for obtaining the building permit, Tenant shall keep Landlord informed of its progress and shall provide Landlord with copies of any modified or additional filings related to the building permit. Exercise by Tenant of the rights in the foregoing two sentences shall not relieve Landlord of any of its obligations and duties hereunder (other than the duty to obtain the building permit) and shall not be deemed to create any additional obligations or duties on the part of Tenant.

          3.6.3 In the event that Tenant exercises its right of termination as set forth in Section 3.5 above, then in addition to any other rights and remedies available to Tenant hereunder, Tenant shall have the right, but not the obligation, to cause Landlord to assign or convey to it, as appropriate, all rights to any real estate (or interests in real estate) described in the SLA, together with any building permits relating to the SLA and any improvements placed upon the real estate by the Landlord (including without limitation, any purchase orders for equipment and any architectural and engineering plans) and Tenant shall reimburse Landlord for any payments made to third parties directly related to the foregoing.

     3.7 Tenant Tower Commitment; Right of First Refusal.

          3.7.1 Throughout the Term of this Agreement, Tenant agrees that, in the event that Tenant determines that: (i) it has a need for capacity upon which to place Communications Facilities; (ii) such need cannot, in its sole judgment, be met through the use of structures (owned by Tenant, Tenant's Affiliates or any other party) which currently exist or are under construction by unaffiliated third parties; and (iii) Tenant, in its sole discretion, determines that the needs of its business do not require it to own the structure on which its Communications Facilities will be located, then Tenant shall offer Landlord a right of first refusal to develop and construct a Site to be occupied by Tenant as provided for in this Agreement and the Global Lease; provided, however that Tenant's obligations under this subsection 3.7.1 shall expire after Tenant (together with Tenant's Affiliates) has submitted seven hundred (700) Proposals to Landlord (the "Total Commitment"). Landlord acknowledges and agrees that the Global Lease Rates for Sites subject to this Agreement have been negotiated with the understanding that the Proposals to be submitted by Tenant and Tenant's Affiliates will encompass Sites in a broad variety of locations and that the cost of acquiring real estate and constructing towers in such locations (and Landlord's ability to construct a tower suitable for use by multiple tenants) will vary. Landlord agrees that it will take into account the overall historical and projected costs and returns relating to Sites subject to this Agreement in making its determination of whether to accept or reject a Proposal under this Section 3.7.1.

          3.7.2 Based upon its projected business needs, Tenant has informed Landlord that it expects to require at least five hundred
     (500) Sites during the first five (5) years of this Agreement. In return for Landlord's undertaking set forth in subsection 3.7.4 below, as


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     well as Landlord's performance of its obligations under this
     Agreement, Tenant agrees that it (together with Tenant's Affiliates) shall provide Landlord with not less than five hundred (500) Proposals (excluding proposals for facilities to be located on water towers or roof tops) during the first five (5) years of this Agreement (the "500 Site Commitment). Tenant further agrees that the Proposals which it shall provide Landlord to meet Tenant's obligations regarding the Total Site Commitment shall reflect the first seven hundred (700) Sites which Tenant (which for purposes of this subsection 3.7.2 shall be deemed to include: (a) the "Transferring Partnerships" (as defined in the Formation Agreement); (b) any entity formed in the future by Tenant which is either wholly-owned by Tenant or over which Tenant exercises sole management control and which enters into leases of tower capacity either on its own behalf or on behalf of Tenant or a Transferring Partnership; and (c) any entity which would otherwise meet the definition of a Tenant Affiliate and over which Tenant exercises sole management control and as to which Tenant in good faith reasonably determines that it does not require (either as a matter of agreement or under any law applicable to such entity or Tenant's duties as a manager of such entity) the consent of any other party to subject such Tenant Affiliate to the terms of this Agreement; provided, however, with respect to any such entity for which Tenant determines consent of another would be required, Tenant shall use commercially reasonable efforts to obtain such consent; and provided further, however, that any entity in which Tenant does not currently hold an ownership interest that would otherwise become a Tenant Affiliate as a result of an acquisition by Tenant or its parent shall not be included in the definition of Tenant) requires for its business needs following execution of this Agreement. For purposes of this
     Section 3.7.2, if Tenant identifies a Site owned, operated or under construction by Landlord or any of its affiliates, which would be suitable for use by Tenant, and Tenant enters into a lease for such Site, the lease of such Site shall apply towards the Total Commitment; provided, however, no lease by Tenant which relates to either: (i)the Sites acquired or to be acquired by Landlord pursuant to the Formation Agreement dated as of December 8, 1998 by and between Tenant, certain of Tenant's Affiliates, Crown Castle International Corp. and CCA Investment Corp. (as amended from time to time, the "Formation Agreement"); or (ii)the sites owned, managed or under construction as of the date hereof by Crown Communication Corp., shall apply towards the Total Commitment.

          3.7.3 In the event that the Total Commitment has not been met by the 5th anniversary of this Agreement, the Term of this Agreement shall, at Landlord's Option, be extended by one (1) additional year for each additional year or portion thereof until the Total Commitment has been met.

          3.7.4 In consideration of the Total Commitment, Landlord agrees that, notwithstanding anything to the contrary in this Agreement, it shall accept all Proposals submitted by Tenant and Tenant's Affiliates, submit SLA packages for each such Proposal and perform all other obligations set forth in Section 3 hereof, with respect to the first 500 Proposals submitted by Tenant and Tenant's Affiliates (the "Landlord Commitment"). A Proposal (or SLA) which is terminated subject to Sections 3.2, 3.4.1, 3.4.2, 3.5, the last sentence of
     Section 3.1 or the sixth (6th) sentence of Section 3.3.1 shall


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     not be counted towards satisfaction of the Landlord Commitment, but shall be counted towards satisfaction of the 500 Site Commitment and Total Commitment.

          3.7.5 With respect to Proposals furnished by Tenant (or Tenant's Affiliates) in excess of the 500 Site Commitment or after the 5th anniversary of this Agreement, regardless of whether the Landlord Commitment has been satisfied Landlord shall have the right, but not the obligation to accept the Proposals as set forth in Section 3.1. If Landlord does not accept Tenant's Proposal or a Proposal or SLA is terminated as set forth in Section 3, Tenant shall have no further obligations to Landlord with respect to such Proposal or SLA or the Communications Facilities which are the subject thereof.

          3.7.6 In the event that, during the term of this Agreement, Landlord has failed to comply with its obligations under Sections 3.2, 3.3, 3.4 or 3.5 herein with respect to the greater of: (i) ten (10) Proposals or SLAs; or (ii) ten percent (10%) of the Proposals or SLAs, during any continuous twelve (12) month period, then, in addition to any other rights and remedies specifically provided to Tenant under this Agreement, Tenant's obligations under the 500 Site Commitment shall terminate, which termination shall not affect the Landlord Commitment, and the Total Commitment, for all purposes of this Agreement from after the date of such termination shall be reduced to two hundred (200) Proposals. In the event that, during the term of this Agreement, Landlord has failed to comply with its obligations under Sections 3.2, 3.3, 3.4 or 3.5 herein with respect to the greater of: (i)twenty (20) Proposals or SLAs; or (ii) twenty percent (20%) of the Proposals or SLAs, during any continuous twelve (12) month period, then, in addition to any other rights and remedies specifically provided to Tenant under this Agreement, Tenant's obligations under Sections 3.7.1 and 3.7.3 of this Agreement shall be terminated. Termination by Tenant under this Section 3.7.6 shall not terminate the rights or obligations of the parties with respect to: (X) any SLA then subject to the Global Lease; or (Y) any Site for which Landlord has delivered an SLA package prior to the date of termination (whether or not Tenant has executed the SLA package).

          3.7.7 From time to time, Tenant shall provide Landlord with forecasts of its anticipated tower needs for the following twelve (12) month period. Following presentation of such forecast, Tenant and Landlord will meet to discuss the forecast, including any constraints on Landlord's ability to construct the number of towers indicated and any other relevant issues. Tenant's forecasts and Landlord's response to such forecasts, shall not create binding obligations or commitments on the part of either party, but shall be used only for long-range planning purposes.

     3.8 Access To Information Technology

     Tenant shall have electronic access to Landlord's database information for Sites which are the subject of this Agreement for the following items:
(i) the tracking of the Site Approval and Construction Process identified in this Section 3 (currently part of the database known as the Project Tracking System); and (ii) the utilization of Sites by providers of wireless services, including leasing, licensing and other collocation information (currently part of the database known as the Executive Information System). The access to information technology described


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herein constitutes a license to Tenant terminable at will by Landlord upon notice to Tenant upon termination of this Agreement and does not convey to Tenant any title or other proprietary rights whatsoever in the information or any other property related thereto. To the extent that Tenant is granted access to information which is subject to an obligation of non-disclosure to a third party, Tenant agrees that it shall keep such information confidential and not publicly disclose such information (except to the extent such information is otherwise made publicly available, disclosed to Tenant by such third party, or Tenant is required to disclose pursuant to court order, rule or regulation of governmental authority or other judicial, administrative or regulatory process).

                      4. CONSTRUCTION OF IMPROVEMENTS

     At the time each SLA is executed, the Site described in the SLA will be undeveloped real estate. To enable Tenant to use the Site as a Communications Facility, Landlord agrees to substantially complete construction on each Site the improvements described in Section 3.4.2 and the SLA ("Improvements") on or before the Committed Completion Date (as extended pursuant to Section 3.4.2) specified in the SLA for that Site. The timely substantial completion of the Improvements is of the essence in this Agreement and the SLA and, by execution of the SLA, Landlord confirms that the Committed Completion Date (as extended pursuant to Section 3.4.2) is a reasonable period for the completion of the Improvements. Construction of the Improvements will be done at Landlord's sole cost and expense and will be completed (a) in a good and workmanlike manner; (b) in accordance with all applicable governmental laws, codes, rules and regulations; (c) in accordance with any applicable requirements or standards included in the SLA; and (d) in accordance with the building plans. Subject to the provisions of Section 3.6.2, Landlord agrees that it will be responsible for obtaining and maintaining any permits, zoning approvals, variances or similar governmental requirements or approvals necessary for the construction and operation of a wireless communications facility at the Site, excluding, however, any FCC or other licenses related specifically to Tenant's operations ("Government Approvals"). Tenant shall cooperate with Landlord, at no cost to Tenant, in obtaining Government Approvals, including acting as applicant and executing documents reasonably needed to obtain the Government Approvals, to the extent such actions are customary in the communications industry.

                                   5. USE

     The Premises may be used by Tenant for any purpose specified in the SLA or as permitted under the terms of the Global Lease, including, without limitation, for the installation, operation, maintenance, upgrading and removal of unmanned communications equipment and related communications (voice and/or data) activities (a "Communications Facility"). The Communications Facility which Tenant may attach to the Tower for each Site will be specifically described in the SLA for that Site, subject to any additional rights or obligations provided for in the Global Lease. Notwithstanding anything to the contrary contained in this Agreement, and without limiting any additional rights granted, or obligations imposed, under the Global Lease, Tenant may install in the same plane and at substantially the same ERP as identified in the applicable SLA the equipment identified in the applicable SLA and replacement equipment, so long as the replacement equipment results in no materially greater wind loading or structure loading than the equivalent of the equipment identified in the applicable SLA, including all attachment hardware.

     For purposes of this Agreement and the applicable provisions of the Global Lease as to all Sites constructed by Landlord, Tenant, at the time it first operates facilities on the Site identified in the SLA, will be deemed to be the "first user" for purposes of resolving any interference issues which may arise as the result of use of the Site by Landlord, other tenants or any other party using the Site for the operation of communications equipment.

                                  6. TERM

     Unless otherwise terminated or extended pursuant to the terms herein, this Agreement will expire five (5) years after the date hereof. The initial term of each SLA ("Initial Term") commences on the date that the SLA is signed by both parties. All other terms and conditions relating to term, renewal, termination, expiration and renewal of each SLA shall be governed by the Global Lease, except to the extent that this Agreement expressly provides for an earlier termination date.

                               7. TERMINATION

     In addition to any other rights to terminate this Agreement or an SLA:
(a) Tenant has the right to terminate an SLA (whether subject to this Agreement or the Global Lease) at any time upon six (6) months prior written notice if any Governmental Approval needed for Tenant to utilize the Site for the purposes intended by this Agreement is canceled, expires, lapses, or is otherwise withdrawn or terminated by the applicable governmental agency through no fault of Tenant; and (b) Tenant has the right to terminate this Agreement (but not any SLA which is then a part of the Global Lease) if Landlord ceases to be an affiliate of Crown Castle International Corp. ("CCIC") For purposes of the foregoing sentence, a merger or acquisition transaction pursuant to which CCIC continues to exist as the surviving entity or as a subsidiary of another entity (but with its assets and operations substantially intact) shall not give rise to a right of termination by Tenant.

                                  8. FEES

     Unless otherwise specified in an SLA, Tenant will commence paying a monthly lease fee (the "Fee") for a Premises on the first day of the month following the substantial completion of construction of the Improvements ("Rent Commencement Date"). Upon substantial completion of construction of the Improvements, Landlord will prepare, sign and submit to Tenant a certificate evidencing the Rent Commencement Date for that Premises. The Fee will be due as provided in the Global Lease. The Fee will be payable as specified in the Global Lease and the applicable SLA. Unless otherwise agreed to by the Parties, the applicable Fee for each Site subject to an SLA under this Agreement shall be as set forth on Exhibit 8, "Build-to-Suit Fees." In the event that Tenant proposes to place Communications Facilities on a Site which are different from or exceed the facilities set forth on Exhibit 8A, "Standard Tenant Facilities", the Fees shall be increased as provided in
Exhibit 8 or as otherwise agreed upon by the Tenant and Landlord in good faith.

     Subject to adjustment as provided for in Exhibit 8 or the Global Lease, the Fee for the Premises is stated in the SLA for that Site.

                      9. IMPROVEMENTS AND CONSTRUCTION

     9.1 Approved Communications Facility

     Tenant has the right, at Tenant's sole cost and expense, subject to compliance with the terms of this Agreement and the Global Lease, to maintain, replace, operate, upgrade and remove at the Premises Communications Facilities as specified on the SLA and in the Global Lease. Landlord agrees that any improvements which Tenant makes to the Site will be solely for the benefit of Tenant and no other party will be entitled to use the Communication Facilities constructed by Tenant. Landlord's and Tenant's rights, duties and obligations with respect to such facilities are set forth in the Global Lease.

                               10. UTILITIES

     Tenant has the right, at Tenant's sole cost and expense, to obtain electrical and telephone service to the Premises subject to the terms and conditions of the Global Lease and any limitations contained in underlying real estate interests. Landlord understands and acknowledges that:

          10.1 the Premises includes such non-exclusive easements as necessary to enable Tenant to connect utility wires, cables, fibers and conduits (including, without limitation, telecommunications facilities) to the Communications Facility; and

          10.2 Landlord does have the right to approve the route and the manner of installation, which approval shall not be unreasonably withheld, conditioned or delayed.

                                 11. ACCESS

     Tenant and its agents, employees and contractors are entitled to unrestricted access the Premises and the Communications Facility twenty-four (24) hours per day, seven (7) days per week. Access to the Premises may be by foot or vehicle, including trucks and equipment. Tenant acknowledges that the foregoing access rights are subject to any limitations or restrictions on access imposed upon Landlord (and therefore upon Tenant) by Landlord under any underlying real property interests relating to a particular Site if Tenant has been given a copy of the document relating to a particular Site and has been notified in writing by Landlord of such limitations or restrictions prior to the execution of the SLA for that Site. Limitations or restrictions imposed by a Landlord which is an affiliate of Landlord will not be more restrictive than those contained in this Section.

                       12. IMPROVEMENT FEES AND TAXES

     Tenant must pay all taxes and other fees and assessments, or increases thereto, which are attributable to Tenant's Communications Facility. Tenant shall have the right to appear before the appropriate public body and contest any tax, fee or assessment, or increases thereto, attributed to the Communications Facility.

     Except as otherwise provided in this Agreement, Landlord must pay all taxes and other fees or charges attributable to (including, without limitation, debt and ground lease obligations), each Site and, if required under Landlord's ground lease obligations, the real estate of which the Premises are a portion.

                          13. MEMORANDUM OF LEASE

     After execution of an SLA, each party, at the request of the other, will sign a recordable Memorandum of Lease for the Site described in the SLA. Either party, at its sole expense, may record the Memorandum of Lease in the land records of any recording office.

                               14. INSURANCE

     14.1 Required Insurance of Tenant

     Tenant must, during the term of this Agreement and at Tenant's sole expense, obtain and keep in force, the insurance specified in the Global Lease.

     14.2 Required Insurance of Landlord

     Landlord must, during the term of this Agreement and the Global Lease and at Landlord's sole expense, obtain and keep in force, the insurance specified in the Global Lease but in any event the following coverage:

          14.2.1 Property insurance, including coverage for fire, extended coverage, vandalism and malicious mischief on the Improvements, in an amount equal to the full replacement cost of the Improvements;

          14.2.2 Commercial General Liability insurance insuring operations hazard, independent contractor hazard, contractual liability and products and completed operations liability, in limits not less than $5,000,000.00 combined single limit for each occurrence for bodily injury, personal injury and property damage liability, naming Tenant as an additional insured;

          14.2.3 Workers' Compensation and Employer's Liability insurance;

          14.2.4 Business Auto Insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile, with a limit of not less than $1,000,000.00 combined single limit per accident for bodily injury and property damage liability; and

          14.2.5 any other coverage required by the lessor of any property included in a Site.

     14.3 Policies of Insurance

     All required insurance policies must be taken out with reputable national insurers that are licensed to do business in the jurisdiction where the Premises and Sites are located. Each party agrees that certificates of insurance will be delivered to the other within ten (10) days after the SLA has been signed for a Site. All certificates of insurance must contain an undertaking by the agents or brokers to notify the other party in writing not less than fifteen (15) days before any material change, reduction in coverage, cancellation, or termination of the insurance.

     14.4 Release

     Landlord and Tenant release each other, and their respective principals, employees, representatives and agents, from any claims for damage to any person or to the Premises, the Site, the Communications Facility and the Improvements, that are caused by, or result from, risks insured against under any insurance policies carried by the party suffering such damage and in force at the time of any such damage. Each party will cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other party in connection with any damage covered by any policy.

                            15. INDEMNIFICATION

     15.1 Indemnification by Tenant

     Tenant shall indemnify Landlord from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property as specified in the Global Lease, and in the event that Tenant is granted access to a Site prior to substantial completion, any of the foregoing arising from or out of:

          15.1.1 any occurrence in, upon or at the Premises or Site caused by the act or omission of Tenant or Tenant's agents, customers, business invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, except to the extent caused by the negligence or misconduct of Landlord, Landlord 's agent, customers, business invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers;

          15.1.2 any occurrence caused by the violation of any law, regulation or ordinance applicable to Tenant's actual use or presence on the Premises or the actual use of or presence on the Site by Tenant's agents, customers, business invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers; or

          15.1.3 real estate brokers claiming by, through or under Tenant for any commission, fee or payment in connection with this Agreement.

     15.2 Indemnification by Landlord

     Landlord shall indemnify Tenant from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property as specified in the Global Lease and prior to the time Tenant commences use of a Site any of the foregoing arising from or out of:

          15.2.1 any occurrence in, upon or at the Premises or Site caused by the act or omission of Landlord or Landlord's agents, customers, business invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, except to the extent caused by the negligence or misconduct of Tenant, Tenant's agent, customers, business invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers;

          15.2.2 any occurrence caused by the violation of any law, regulation or ordinance applicable to Landlord's actual use or presence on the Premises or the actual use of or presence on the Site by Landlord's agents, customers, business invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers; or

          15.2.3 real estate brokers claiming by, through or under Landlord for any commission, fee or payment in connection with this Agreement.

     15.3 Procedure

     For all claims for indemnification not governed by the Global Lease:

          15.3.1 Any party being indemnified ("Indemnitee") will give the party making the indemnification ("Indemnitor") written notice as soon as reasonably possible of:

               15.3.1.1 any claim or demand that may be made or liability that may be asserted against Indemnitee; or

               15.3.1.2 any suit, action, or administrative or legal proceedings that may be instituted or commenced in which any Indemnitee is involved or is named as a defendant, either individually or with others.

          15.3.2 If, within thirty (30) days after the giving of such notice, Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against such claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against such claim, demand, liability, suit, action or proceeding, at Indemnitor's expense. Indemnitee will fully cooperate with Indemnitor in such dispute or defense so long as Indemnitor is conducting such dispute or defense diligently and in good faith; provided, however, that Indemnitor will not be permitted to settle such dispute or claim without the prior written approval of Indemnitee, which will not be unreasonably withheld, conditioned or delayed. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to additional representation by counsel of its choice to participate in such defense at Indemnitee's sole cost and expense.

          15.3.3 If no such notice of intent to dispute or defend is received by Indemnitee within the thirty (30) day period, or if diligent and good faith defense is not being, or ceases to be, conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle such claim, demand or other liability, and in either event to be indemnified as provided for in this Section. Indemnitee is not permitted to settle such dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld, conditioned or delayed.

          15.3.4 The Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by the Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts. The entire indemnification provisions of this Section will survive the termination of this Agreement with respect to any damage, injury or death occurring before such termination.

                               16. ASSIGNMENT

     16.1 By Tenant

     Notwithstanding any provision to the contrary, Tenant shall have the right to assign this Agreement (provided that such assignment shall not relieve Tenant of its obligations under Section 3.7) and any SLA, subject to the same terms and conditions applicable to Tenant's rights to assign the Global Lease and any Supplement thereunder, under the Global Lease.

     16.2 By Landlord

     Notwithstanding any provision to the contrary, Landlord shall have the right to assign this Agreement and any SLA, subject to the same terms and conditions applicable to Landlord's rights to assign the Global Lease and any Supplement thereunder, under the Global Lease. For purposes of application of the foregoing sentence, Landlord's rights to assign a Site or SLA shall be governed by the provisions of the Global Lease applicable to Landlord's rights to assign, transfer, sell or otherwise convey a Supplement or any Property (as defined in the Global Lease) subject to a Supplement.

                          17. DEFAULT AND REMEDIES

     17.1 Tenant's Events of Default

     The occurrence of any one or more of the following event constitutes an "event of default" by Tenant under this Agreement and the applicable SLA (but only with respect to SLA's not then subject to the terms of the Global Lease):

          17.1.1 if Tenant fails to pay any Fee or other sums payable by Tenant for the applicable Premises which are not then subject to the Global Lease within ten (10) business days after Tenant's receipt of written request for payment:

          17.1.2 if Tenant (which for purposes of this subsection shall include any entity in which Tenant or Tenant's parent owns eighty percent (80%) or more of the equity interests), as defined in Section 3.7.2, breaches its obligations under Section 3.7 (provided, however, that the acquisition of a Site and the construction of a Tower by Tenant or a third party on Tenant's behalf following termination pursuant to Sections 3.2, 3.3 or 3.4 hereof shall not constitute a breach by Tenant);

          17.1.3 if any petition is filed by or against Tenant under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against Tenant, such petition is not dismissed within sixty (60) days after the filing thereof), or Tenant is adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

          17.1.4 if a receiver, custodian, or trustee is appointed for Tenant or for any of the assets of Tenant and such appointment is not vacated within sixty (60) days of the date of appointment;

          17.1.5 if Tenant makes a transfer in fraud of creditors; and

          17.1.6 if Tenant breaches in any material way any representation or warranty set forth in this Agreement and such breach has a material adverse effect on Landlord (for breaches related to a specific Site, material adverse effect will be determined with reference to such Site only).

     17.2 Landlord's Remedies

          17.2.1 If an event of default occurs, while Tenant remains in default, Landlord may incur any expense reasonably necessary to perform the obligation of Tenant specified in the notice previously provided to Tenant and invoice Tenant for the actual and reasonable expenses incurred by Landlord in performing such obligation Any invoice must be accompanied by documentation reasonably detailing the actual expenses incurred by Landlord. Tenant shall be obligated to remit payment to Landlord within ten (10) days of Tenant's receipt of request for payment.

          17.2.2 If any event of default pursuant to Section 17.1.2 occurs and is continuing, Landlord may, as its sole remedies: (a) pursue an action at law for direct damages resulting from such breach; and (b) pursue equitable remedies including specific performance and/or injunctive relief to compel Tenant to comply with its obligations under Section 3.7.

          17.2.3 If an event of default pursuant to subsection 17.1.3 occurs and is continuing or an event of default under subsection 17.1.1, 17.1.4, 17.1.5 or 17.1.6 occurs and is continuing and such default has a material adverse effect on Landlord, then Landlord may, in addition to any other remedy available at law or in equity or otherwise provided for in this Agreement, at Landlord's option upon fifteen (15) days written notice, terminate this Agreement and any applicable SLA not then subject to the Global Lease.

          17.2.4 In no event shall Tenant be liable to Landlord for consequential damages resulting from an event of default.

     17.3 Landlord's Default

     The occurrence of any one or more of the following events constitutes an "event of default" by Landlord under this Agreement:

          17.3.1 If Landlord fails to perform or observe the terms of
     Section 3.7.4, or any term of any SLA, including terms and conditions applicable thereto contained in this Agreement, and such failure continues for more than thirty (30) days after written notice from Tenant; except such thirty (30) day cure period will be extended as reasonably necessary to permit Landlord to complete such cure so long as Landlord commences such cure within such thirty (30) days cure period and thereafter continuously and diligently pursues and completes each cure;

          17.3.2 if any petition is filed by or against Landlord, under any section or chapter of the present or future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against Landlord, such petition is not dismissed within sixty (60) days after the filing thereof), or Landlord is adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

          17.3.3 if a receiver, custodian, or trustee is appointed for Landlord or for any of the assets of Tenant and such appointment is not vacated within sixty (60) days of the date of the appointment;

          17.3.4 if Landlord makes a transfer in fraud of creditors; or

          17.3.5 if Landlord breaches in any material way any representation or warranty set forth in this Agreement and such breach has a material adverse effect on Tenant (for breaches related to a specific Site, material adverse effect will be determined with reference to such Site only).

     17.4 Tenant's Remedies

     If an event of default pursuant to subsection 17.3.2 occurs and is continuing or an event of default under subsection 17.3.1 (and Tenant has not exercised any other remedy available to it under Article 3 of this Agreement), 17.3.3, 17.3.4 or 17.3.5 occurs and is continuing and such default has a material adverse effect on Tenant, Tenant may, in addition to any other remedy available at law or in equity or otherwise provided for in this Agreement, at Tenant's option upon fifteen (15) days written notice, terminate this Agreement and any applicable SLA not then subject to the Global Lease, or incur any expense reasonably necessary to perform the obligation of Landlord specified in the notice previously provided by Tenant and invoice Landlord for the actual expenses incurred by Tenant. Any invoice must be accompanied by documentation reasonably detailing the actual expenses incurred by Tenant. If Landlord fails to reimburse the costs within thirty (30) days of receipt of written invoice, then Tenant is entitled to offset and deduct such expenses from the Fees or other charges next becoming due under any SLA. In no event shall Landlord be liable to Tenant for consequential damages resulting from an event of default.

                      18. COVENANT OF QUIET ENJOYMENT

     Landlord covenants and warrants to Tenant that Tenant, so long as Tenant is not in default hereunder after giving of notice and the expiration of any applicable cure periods, will have, hold and enjoy uninterrupted possession and use of each Premises leased under an SLA during the term of the applicable SLA and any renewal or extension thereof. Landlord will not, nor permit any other person occupying or using the Site to, take any action not expressly permitted under the terms of this Agreement or the Global Lease that will interfere with Tenant's intended use of the Premises nor will Landlord fail to take any action or perform any obligation identified in this Agreement or the Global Lease to fulfill Landlord's aforesaid covenant of quiet enjoyment in favor of Tenant. This Section will survive termination of the Agreement as to any SLAs then subject to the Global Lease.

                        19. COVENANTS AND WARRANTIES

     19.1 Landlord

     Landlord warrants to Tenant, with respect to each particular SLA, that except as indicated in the SLA Package:

          19.1.1 Landlord owns good marketable fee simple title, has a good and marketable leasehold interest, or has a valid easement or other real property interest in the land on which the Site and Premises are located and has rights of unobstructed access thereto;

          19.1.2 Landlord will not permit or suffer the installation and existence of any other improvement (including, without limitation, transmission or reception devices) upon the structure or land of which any Site or Premises is a portion if such improvement interferes with transmission or reception by the Communications Facility, unless such interference is caused by Tenant; and

          19.1.3 The Premises are to the best of Landlord's knowledge not contaminated by any Environmental Hazards (as defined in this Agreement).

     19.2 Mutual

     Each party represents and warrants to the other party that:

          19.2.1 it has full right, power and authority to make this Agreement and to enter into the SLAs;

          19.2.2 the making of this Agreement and the performance thereof will not violate any laws, ordinances, restrictive covenants, or other agreements under which such party is bound;

          19.2.3 that such party is a duly organized and existing corporation, partnership, limited liability company or limited partnership;

          19.2.4 the party is qualified to do business in any state in which the Premises and Sites are located, to the extent that such qualification is so required; and

          19.2.5 all persons signing on behalf of such party were authorized to do so by appropriate corporate, partnership or other similar action.

     20.3 No Brokers

     Tenant and Landlord each represent to the other that they have not had any dealings with any real estate brokers or agents in connection with the negotiation of this Agreement.

                         21. ENVIRONMENTAL MATTERS

     Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge (which will be limited to obtaining a Phase I environmental report that includes, without limitation the results of specific inquiry made to the owners of any Site) there are no Environmental Hazards on any Site not otherwise identified in each SLA Package. Nothing in this Agreement or in any SLA will be construed or interpreted to require that Tenant remediate any Environmental Hazards located at any Site unless Tenant or Tenant's Affiliates or their respective officers, employees, agents, or contractors placed the Environmental Hazards on the Site.

     Tenant will not bring to, transport across or dispose of any Environmental Hazards on any Site without Landlord's prior written approval, which approval may not be unreasonably withheld, except Tenant may keep on Site substances commonly used in the wireless telecommunications industry for back-up power generation. Tenant's use of any approved substances constituting Environmental Hazards must comply with all applicable laws, ordinances, and regulations governing such use.

     The term "Environmental Hazards" means hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyl (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof), underground storage tanks and any other substances or emissions which are regulated by any state or local government agency in the state in which a Site is located. The term "hazardous substances" will be as defined in the Comprehensive Environmental Response, Compensation, and Liability Act (and any similar laws of any state in which a Site is located), and any regulations promulgated pursuant thereto. The term "pollutants" will be as defined in the Clean Water Act (and any similar laws of any state in which a Site is located), and any regulations promulgated pursuant thereto. This Section will survive termination of the Agreement and any SLA.

     Tenant and each Tenant Affiliate which executes an SLA agrees (but only with respect to SLAs executed by such party) to defend, indemnify and hold Landlord harmless from and against any and all claims, causes of action, demands and liability including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and attorneys' fees that Landlord may suffer due to the existence or discovery of any Environmental Hazards on the Site or the migration of any Environmental Hazards to other properties or released into the environment arising from Tenant's or Tenant's Affiliates' activities or the activities of Tenant's and Tenant's Affiliates' respective owners, agents, employees or contractors on the Site.

     Landlord agrees to defend, indemnify and hold Tenant and each of Tenant's Affiliates harmless from and against any and all claims, causes of action, demands and liability including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and attorneys' fees that Tenant (or any of Tenant's Affiliates) may suffer due to the existence or discovery of any other Environmental Hazards on the Site or the migration of any Environmental Hazards from the Site to other properties except as to any Environmental Hazards identified in the Phase I Environmental Report and SLA Package associated with such Site or associated with

Tenant's activities or the activities of Tenant's and Tenant's Affiliates' respective owners, agents, employees or contractors on the Site.

     The indemnification in this Section specifically includes costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority of competent jurisdiction. The provisions of this Section will survive expiration or termination of this Agreement and each SLA. The provisions of this Section are in addition to, and not in lieu of, any rights or obligations of the Parties as set forth in the Global Lease.

                           22. GENERAL PROVISIONS

     22.1 Entire Agreement; Global Lease

     This Agreement and each SLA constitutes the entire agreement and understanding between the parties, and, except as expressly provided for in this Agreement with respect to the application of the Global Lease or any terms contained therein, supersedes all offers, negotiations and other agreements concerning the subject matter contained in this Agreement and that SLA. Any amendments to this Agreement or any SLA must be in writing and executed by Landlord and Tenant. To the extent of any conflict or inconsistency between this Agreement and the Global Lease, the terms of the Global Lease shall govern.

     22.2 Severability

     If any provision of this Agreement or any SLA is invalid or unenforceable with respect to any party, the remainder of this Agreement, the applicable SLA or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, is not to be affected and each provision of this Agreement or the applicable SLA is valid and enforceable to the fullest extent permitted by law.

     22.3 Binding Effect

     This Agreement and each SLA will be binding on and inure to the benefit of the respective parties' successors and permitted assignees.

     22.4 Captions

     The captions of this Agreement are inserted for convenience only and are not to be construed as part of this Agreement or the applicable SLA or in any way limiting the scope or intent of its provision.

     22.5 No Waiver

     No provision of this Agreement or a SLA will be deemed to have been waived by either party unless the waiver is in writing and signed by the party against whom enforcement is attempted. No custom or practice which may develop between the parties in the administration of the terms of this Agreement or any SLA is to be construed to waive or lessen any party's right to insist upon strict performance of the terms of this Agreement or any SLA. The rights granted in this Agreement and under each SLA are cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     22.6 Construction

     The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement and each SLA. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement and each SLA are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement or each SLA.

     22.7 Notice

     Any notice or demand required to be given in this Agreement must be made by certified or registered mail, return receipt requested or reliable overnight courier to the address of other parties set forth below:


         Landlord:
                    Crown Atlantic Company, LLC
                    375 Southpointe Boulevard
                    Canonsburg, Pennsylvania 15317
                    Attention: Brian D. Jacks, President
                    Fax No.: (724) 416-2468

                    With copies to:

                    Crown Castle International Corp.
                    510 Bering, Suite 500
                    Houston, Texas 77057
                    Attention: CEO and General Counsel
                    Fax No: (713) 570-3150

                    and:

                    Crown Communication Inc.
                    USA Headquarters
                    375 Southpointe Boulevard
                    Canonsburg Pennsylvania 15317
                    Attention: John Kelly, President
                    Fax No: (724) 416-2468


         Tenant:    Cellco Partnership
                    c/o Bell Atlantic Mobile
                    180 Washington Valley Road
                    Bedminster, New Jersey  07921
                    Attention:  Network Real Estate

                    With a copy to:

                    Cellco Partnership
                    c/o Bell Atlantic Mobile
                    180 Washington Valley Road
                    Bedminster, New Jersey  07921
                    Attention:  General Counsel

     Any such notice is deemed received one (1) business day following deposit with a reliable overnight courier or five (5) business days following deposit in the United States mail addressed as required above. Landlord or Tenant may from time to time designate any other address for this purpose by written notice to the other party.

     22.8 Governing Law

     This Agreement is governed by the laws of the State of New Jersey.

     22.9 No Liens

     (a) Each Communications Facility and related property of Tenant located upon any Premises by Tenant pursuant to the terms of this Agreement and the applicable SLA will at all times be and remain the property of Tenant and will not be subject to any lien or encumbrance created or suffered by Landlord. Tenant has the right to make such public filings as Tenant deems necessary or desirable to evidence Tenant's ownership of the Communications Facility. Landlord hereby waives all lessor's or landlord's lien on any property of Tenant (whether created by statute or otherwise). The provisions of this Section will survive expiration or termination of this Agreement and each SLA.

     (b) In the event that, prior to Substantial Completion, Tenant is permitted hereunder to have access to a Site and constructs (or causes to be constructed) improvements to the Site, Tenant agrees to keep the Site free from any liens arising from any work performed, materials placed materials furnished, or obligations incurred by or at the request of Tenant. If any such valid lien is filed against the Site as a result of the acts or omissions of Tenant, or Tenant's employees, agents, or contractors, Tenant must discharge such lien or bond the lien off within thirty (30) days after Tenant receives written notice from any party that the lien has been filed. If Tenant fails to discharge or bond any such valid lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, at Landlord's election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. Tenant must pay, within thirty (30) days of Landlord's written demand, any reasonable amount actually paid by Landlord for the discharge or satisfaction of any such valid lien, and all reasonable attorneys' fees and other legal expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien.

     22.10 Time is of the Essence

     Time is of the essence with respect to this Agreement and each SLA.

     22.11 Non-Disclosure

     The parties agree that without the express written consent of the other party, neither party shall reveal, disclose or promulgate to any third party the terms of this Agreement or any portion thereof, except to such third party's auditor, accountant or attorney or to a governmental agency if required by regulation, subpoena or government order to do so, and in the case of Landlord or Tenant, to their respective Affiliates.

     22.12 Reference to Tenant deemed to constitute reference to Tenant's Affiliate.

     Whenever a Proposal is submitted by, and a SLA package executed by, Tenant's Affiliate, all references in this Agreement to "Tenant" shall be deemed to be a reference to such Tenant's Affiliate and the Tenant's Affiliate will be entitled to all benefits and rights, and subject to all obligations, of Tenant with respect to the applicable Site and SLA Package. A default by a Tenant Affiliate hereunder shall not constitute a default by Tenant and Landlord's rights and remedies shall be limited to such Tenant Affiliate. Notwithstanding the foregoing, Tenant agrees that, if Tenant's Affiliate defaults hereunder and Landlord after using commercially reasonable efforts, fails to obtain the required cure or payment from such entity (and provided that such entity is not, in good faith, disputing such claim of default or have not otherwise asserted a meritorious defense or counterclaim) or has not otherwise settled or compromised such claim, then Landlord may, by notice make demand upon Tenant to cure such default and subject to the provisions of this Section, Tenant shall be obligated hereunder to cure such default. Tenant shall have the same time periods to cure such default as were available to the Tenant Affiliate or transferee or assignee hereunder, commencing with the effective date of such notice and Tenant shall furthermore have the benefit of any and all defenses, claims or counterclaims available to it or to such Tenant Affiliate or transferee or assignee. In the event that Tenant cures the default it shall succeed to all of Landlord's rights and remedies with respect to such Tenant Affiliate, assignee or transferee (other than rights to terminate an SLA Package). In the event that Tenant fails to cure any default of a Tenant Affiliate as to which proper demand was made as provided hereunder and Tenant was obligated to cure under the provisions of this Section, the Landlord shall have all of the rights and remedies available to it hereunder with respect to such uncured default by Tenant as it would have against the Tenant Affiliate.

     22.13 Interest.

     Any fee or reimbursement payable hereunder not paid within ten (10) business days of when due may, at the option of the party entitled to such payment, bear interest at the lesser of: (a) the rate of ten percent (10%) per annum; or (b) the maximum rate allowed under the laws of the jurisdiction in which the Site is located.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

                                        TENANT:
ATTEST:                                 Cellco Partnership
                                        by Bell Atlantic Mobile, Inc.
                                        its managing general partner

/s/ Alison B. Brotman                   By: /s/ A. J. Melone
--------------------------------           -------------------------------
Assistant Secretary                        Title: A. J. Melone
                                                  Vice President
                                                  Network Planning and
                                                  Administration

                                        LANDLORD:
ATTEST:                                 Crown Atlantic Company LLC

/s/ Kathy G. Broussard                  By: /s/ Brian D. Jacks
--------------------------------           -------------------------------
Secretary                                  Title: President